EXHIBIT 23.3

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.,

INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to our estimates of reserves included in this Form SB-2 Registration Statement of Cano Petroleum, Inc. and to all references to our firm included in this Form SB-2.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Mark A. Murray
FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas

May 24, 2006